Exhibit 21

Subsidiaries of HP Inc.

The registrant's subsidiaries and affiliates as of November 1, 2016 are included in the list below.
ANGOLA
—Hewlett-Packard Angola, Ltda.
ARGENTINA
—HP Inc Argentina S.R.L.
AUSTRALIA
—HP PPS Australia Pty Ltd
—Tower Software Engineering Pty Ltd
AUSTRIA
—HP Austria GmbH
BAHRAIN
—Aptitude Management Consulting W.L.L.
—HP France SAS, Bahrain Branch
BELGIUM
—Hewlett-Packard Industrial Printing Solutions Europe BVBA
—HP Belgium BVBA
BERMUDA
—HP Bermuda Holding One L.P.
—Phoenix Holding L.P.
—Polaris Holding One L.P.
—Polaris Holding Two L.P.
—Turquoise Holding L.P.
BRAZIL
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 01 (Tamboré)
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 2 (Sorocaba)
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 3 (Porto Alegre)

—Nur do Brasil Ltda
—Palm Comércio de Aparelhos Eletrônicos Ltda.
BRITISH VIRGIN ISLANDS
—AOME Holdings Ltd.
BULGARIA
—HP Inc Bulgaria EOOD
CANADA
—HP Canada Co.
CAYMAN ISLANDS
—Compaq Cayman Holdings Company
—Compaq Cayman Holdings General Partnership II
—Compaq Cayman Islands Vision Company
—Hewlett-Packard West Indies Limited
—HP Holdgate Co.
—Quartz Holding Co
CHILE
—HP Inc Chile Comercial Limitada
CHINA
—Hewlett-Packard (Chongqing) Co., Ltd
—Hewlett-Packard (Chongqing) Manufacturing, Export, Procurement and Settlement Co., Ltd.
—HP Information Technology R & D (Shanghai) Co. Ltd.
—HP Technology (Beijing) Co., Ltd.
—HP Technology (Beijing) Co., Ltd. Chengdu Branch
—HP Technology (Beijing) Co., Ltd. Guangzhou Branch
—HP Technology (Beijing) Co., Ltd. Nanjing Branch
—HP Technology (Beijing) Co., Ltd. Shanghai Branch
—HP Technology (Shanghai) Co. Ltd.
—HP Trading (Shanghai) Co. Ltd
—HP Trading (Shanghai) Co., Ltd. Dalian Branch
—HP Trading (Shanghai) Co., Ltd. Zhangjiang Branch
—Palm Advantage Mobile Computing Technology (Shanghai) Co. Ltd.
COLOMBIA
—HP Colombia SAS
COSTA RICA
—HP Inc Costa Rica Limitada

—HP PPS Costa Rica Limitada
CROATIA
—HP Computing and Printing d.o.o. (Zagreb)
CZECH REPUBLIC
—HP Inc Czech Republic s.r.o.
DENMARK
—HP Inc Danmark ApS
ECUADOR
—HP-PPS Ecuador Cia. Ltda
FINLAND
—HP Finland Oy
FRANCE
—HP France Holding SAS
—HP France SAS
GERMANY
—David Vision Systems GmbH
—HP Deutschland GmbH
—HP Deutschland Holding GmbH
GREECE
—HP Printing and Personal Systems Hellas EPE
HONG KONG
—HP Inc AP Hong Kong Limited
—HP Inc Hong Kong Limited
HUNGARY
—HP Inc Magyarország Kft.
INDIA
—Hewlett-Packard India Sales Private Limited
—HP Computing and Printing Systems India Private Limited
—HP PPS India Operations Private Limited
—HP PPS Services India Private Limited
INDONESIA
—PT Hewlett-Packard Indonesia
IRELAND
—Gram Global Operations Limited
—Hewlett-Packard Ireland (Holdings) Ltd.

—Hewlett-Packard Ireland 1, Limited
—Hewlett-Packard Ireland Limited
—HP Production Company Limited
—Palm Global Operations Limited
—Palm Ireland Investment
ISRAEL
—Hewlett-Packard Indigo Ltd.
—Hewlett-Packard Industrial Printing Ltd.
—HP PPS Israel Ltd
—PFE Investments Ltd.
ITALY
—HP Italy Holding S.r.l.
—HP Italy S.r.l.
JAPAN
—Hewlett-Packard G.K.
—HP Japan Inc.
—Nihon HP Nin-I Kumiai
KAZAKHSTAN
—HP Global Trading B.V., Kazakhstan Branch
KOREA, REPUBLIC OF
—HP Korea Inc.
LUXEMBOURG
—Aquarius Holding S.C.A.
—HP Luxembourg S.C.A.
MALAYSIA
—Hewlett-Packard Malaysia Manufacturing Sdn. Bhd.
—HP PPS Malaysia Sdn. Bhd.
—HP PPS Multimedia Sdn. Bhd.
—HP PPS Sales Sdn. Bhd.
MEXICO
—Computing and Printing Global Services Mexico, S. de R.L. de C.V.
—Computing and Printing Mexico, S. de R.L. de C.V.
—Computing and Printing Professional Services Mexico, S. de R.L. de C.V.
MOROCCO
—HP PPS Maroc SARL

NETHERLANDS
—Alpha Holding One B.V.
—Alpha Holding Two B.V.
—Anatolus Holding B.V.
—Antila Holding B.V.
—Caleum Holding B.V.
—Callisto Holding B.V.
—Columba Holding B.V.
—Crater Holding B.V.
—Dorado Holding B.V.
—Elara Holding B.V.
—Eunomia Holding B.V.
—Flame Holding B.V.
—Hadar Holding B.V.
—Hewlett-Packard (Japan NK) Holdings C.V.
—Hewlett-Packard Cambridge B.V.
—Hewlett-Packard Copenhagen B.V.
—Hewlett-Packard Danube B.V.
—Hewlett-Packard Global Holdings B.V.
—Hewlett-Packard Global Investments B.V.
—Hewlett-Packard Indigo B.V.
—Hewlett-Packard Lisbon B.V.
—Hewlett-Packard Mercator B.V.
—Hewlett-Packard Munich B.V.
—Hewlett-Packard Products B.V.
—Hewlett-Packard Products C.V.
—Hewlett-Packard Sunnyvale B.V.
—HP China Holding B.V.
—HP Global Trading B.V.
—HP International Trading B.V.
—HP Nederland B.V.
—Kale Holding B.V.
—Lyra Holding B.V.
—Mensa Holding B.V.
—Pearl Holding Coöperatief U.A.

—Perseus Holding B.V.
—Propus Holding B.V.
—Regor Holding B.V.
—Scorpius Holding B.V.
—Tourmaline Holding B.V.
—Vesta Holding B.V.
NEW ZEALAND
—HP New Zealand
NIGERIA
—HP Computing and Printing Nigeria Ltd
NORWAY
—HP Norge AS
OMAN
—Hewlett-Packard Arabia LLC
PAKISTAN
—HP Pakistan (Private) Limited
PANAMA
—Hewlett Packard Distribution Center Panama S. de R.L
—HP Panama S. de R.L.
PERU
—HP Inc. Perú SRL
PHILIPPINES
—HP PPS Philippines Inc.
POLAND
—HP Inc Polska sp. z o.o.
PORTUGAL
—HPCP-Computing and Printing Portugal, Unipessoal, Lda.
PUERTO RICO
—HP International Sàrl (Puerto Rico Branch) LLC
—HP International Trading B.V. (Puerto Rico Branch) LLC
—HP Puerto Rico LLC
—Kale Holding B.V. (Puerto Rico Branch) LLC
QATAR
—Hewlett-Packard KSA Ltd., Qatar Branch
ROMANIA

—HP Inc Romania SRL
RUSSIAN FEDERATION
—Limited Liability Company HP Inc
—OOO "Hewlett-Packard RUS"
—ZAO Hewlett-Packard A.O.
SAUDI ARABIA
—Hewlett-Packard KSA Ltd
—Hewlett-Packard Services Saudi Arabia Company
SERBIA
—HP Computing and Printing d.o.o. (Beograd)
SINGAPORE
—Hewlett-Packard International Pte Ltd
—Hewlett-Packard Singapore (Private) Limited
—HP PPS Asia Pacific Pte. Ltd.
—HP PPS Singapore (Sales) Pte. Ltd.
—Techink International Pte. Ltd.
SLOVAKIA
—HP Inc Slovakia, s.r.o.
SOUTH AFRICA
—HP South Africa Proprietary Limited
SPAIN
—HP Printing and Computing Solutions, S.L.U.
—HP Solutions Creation and Development Services S.L.U.
STATE OF LIBYA
—Hewlett-Packard MENA FZ-LLC Libya Branch
SWEDEN
—HP PPS Sverige AB
SWITZERLAND
—HP Europe BV, Amsterdam, Meyrin Branch
—HP International Sàrl
—HP Schweiz GmbH
TAIWAN
—Hewlett-Packard International Pte Ltd ,Taiwan Branch
—HP Taiwan Information Technology Ltd.
—Palm Asia Pacific Limited, Taiwan Branch

THAILAND
—HP Inc (Thailand) Ltd.
TUNISIA
—HP Inc Tunisie SARL
TURKEY
—HP Bilgisayar ve Baskı Teknolojileri Limited Şirketi
—HP Bilgisayar ve Baskı Teknolojileri Limited Şirketi Ankara Şubesi
UNITED ARAB EMIRATES
—Hewlett-Packard Europe BV—Abu Dhabi Branch
—Hewlett-Packard MENA FZ-LLC
—HP Computing and Printing Middle East FZ-LLC
—HP Europe B.V., Regional Dubai Branch
—HP Inc Gulf
UNITED KINGDON
—Aurasma Limited
—HP Inc UK Holding Limited
—HP Inc UK Limited
—Palm Europe Limited
UNITED STATES
—Compaq Information Technologies, LLC
—Computer Insurance Company
—Gram, Inc.
—Handspring Corporation
—Hewlett-Packard Company Archives LLC
—Hewlett-Packard Development Company, L.P.
—Hewlett-Packard Enterprises, LLC
—Hewlett-Packard Products CV 1, LLC
—Hewlett-Packard Products CV 2, LLC
—Hewlett-Packard World Trade, LLC
—HP Hewlett Packard Group LLC
—HP WebOS, LLC
—HPI Bermuda Holdings LLC
—HPI Brazil Holdings LLC
—HPI CCHGPII LLC
—HPI CCHGPII Sub LLC

—HPI Federal LLC
—HPI J1 Holdings LLC
—HPI J2 Holdings LLC
—HPI Luxembourg LLC
—HPQ Holdings, LLC
—Indigo America, Inc.
—Palm Latin America, Inc.
—Palm South America, LLC
—Palm Trademark Holding Company, LLC
—Palm, Inc.
—Shoreline Investment Management Company
—Tall Tree Insurance Company
VIET NAM
—Hewlett-Packard Vietnam Ltd.

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Exhibit 21

Subsidiaries of HP Inc.